                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-A

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934

                           MicroStrategy Incorporated
                           --------------------------
             (Exact name of Registrant as specified in its charter)

          Delaware                                      51-0323571
          --------                                      ----------
  (State of incorporation                              (IRS Employer
      or organization)                              Identification No.)


                   1861 International Drive, McLean, VA 22102
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)


If this form relates to the             If this form relates to the
registration of a class of              registration of a class of
securities pursuant to                  securities pursuant to
Section 12(b) of the Exchange           Section 12(g) of the Exchange
Act and is effective pursuant           Act and is effective pursuant
to General Instruction A.(c),           to General Instruction A.(d),
please check the following              please check the following
box. [   ]                              box. [ x ]


Securities Act registration statement file number to which this form relates:
_______________
(If applicable)


Securities to be registered pursuant to Section 12(b) of the Act:     None

 Title of Each Class                       Name of Each Exchange on Which
 to be so Registered                       Each Class is to be Registered
 -------------------                       ------------------------------



Securities to be registered pursuant to Section 12(g) of the Act:

      Warrants to Purchase Class A Common Stock, par value $.001 per share
      --------------------------------------------------------------------
                                (Title of Class)


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Item 1:  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

         The Registrant is issuing Warrants to Purchase Class A Common Stock, par value $.001 per share. A complete description of the Warrants to Purchase Class A Common Stock is contained in the Warrant Agreement, entered into as of January 11, 2001, between the Registrant and American Stock Transfer & Trust Company, as Warrant Agent, filed as an exhibit to the Stipulation of Settlement regarding the settlement of the class action lawsuit, dated as of January 11, 2001, filed as Exhibit 10.29 to the Registrant's Annual Report on Form 10-K (File No. 000-24435), filed on April 2, 2001 and incorporated by reference herein.

Item 2:  Exhibits.
         --------

         The following exhibits are filed herewith (or incorporated by reference as indicated below):

3.1  Amended and Restated Certificate of Incorporation of the Company (Filed as
     Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-49899) and incorporated by reference herein).

3.2 Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company (Filed as Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 (File No. 000-24435) and incorporated by reference herein).

3.3 Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (Filed as Exhibit 3.1 to the Registrant's Current Report on Form 8-K (File No. 000-24435) filed on June 19, 2000, and incorporated by reference herein).

3.4 Certificate of Designations, Preferences and Rights of the Series B Convertible Preferred Stock. (Filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K (File No. 000-24435) filed on June 18, 2001, and incorporated by reference herein).

3.5 Certificate of Designations, Preferences and Rights of the Series C Convertible Preferred Stock (Filed as Exhibit 4.2 to the Registrant's Current Report on Form 8-K (File No. 000-24435) filed on June 18, 2001, and incorporated by reference herein).

3.6 Certificate of Designations, Preferences and Rights of the Series D Convertible Preferred Stock (Filed as Exhibit 4.3 to the Registrant's Current Report on Form 8-K (File No. 000-24435) filed on June 18, 2001, and incorporated by reference herein).

3.7 Bylaws of the Registrant (Filed as Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-49899) and incorporated by reference herein).





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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    MicroStrategy Incorporated

Date: June 21, 2002                 By:  /s/ Eric F. Brown
      --------------------             -----------------------------
                                       Eric F. Brown, President and
                                       Chief Financial Officer


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                                  EXHIBIT INDEX

3.1  Amended and Restated Certificate of Incorporation of the Company (Filed as
     Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-49899) and incorporated by reference herein).

3.2 Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company (Filed as Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 (File No. 000-24435) and incorporated by reference herein).

3.3 Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (Filed as Exhibit 3.1 to the Registrant's Current Report on Form 8-K (File No. 000-24435) filed on June 19, 2000, and incorporated by reference herein).

3.4 Certificate of Designations, Preferences and Rights of the Series B Convertible Preferred Stock. (Filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K (File No. 000-24435) filed on June 18, 2001, and incorporated by reference herein).

3.5 Certificate of Designations, Preferences and Rights of the Series C Convertible Preferred Stock (Filed as Exhibit 4.2 to the Registrant's Current Report on Form 8-K (File No. 000-24435) filed on June 18, 2001, and incorporated by reference herein).

3.6 Certificate of Designations, Preferences and Rights of the Series D Convertible Preferred Stock (Filed as Exhibit 4.3 to the Registrant's Current Report on Form 8-K (File No. 000-24435) filed on June 18, 2001, and incorporated by reference herein).

3.7 Bylaws of the Registrant (Filed as Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-49899) and incorporated by reference herein).

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                                Hale and Dorr LLP
                               COUNSELLORS AT LAW
                                www.haledorr.com
                  60 STATE STREET O BOSTON, MASSACHUSETTS 02109
                         617-526-6000 OFAX 617-526-5000


                                                              June 21, 2002

BY ELECTRONIC SUBMISSION
------------------------

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.

Washington, D.C.  20549

         Re:    Registration Statement on Form 8-A
                ----------------------------------

Ladies and Gentlemen:

         Submitted herewith by direct transmission to the Commission's EDGAR System is a Registration Statement on Form 8-A (the "Form 8-A Registration Statement") filed on behalf of MicroStrategy Incorporated (the "Company") covering the registration of the Company's Common Stock under Section 12(g) of the Securities Exchange Act of 1934.

         The Company is requesting that the Form 8-A Registration Statement be declared effective upon filing.

         Please contact the undersigned at 617-526-6000 with any questions or comments you may have regarding this filing.

                                                 Very truly yours,

                                                 /s/Patricia A. Whalen

                                                 Patricia A. Whalen

Enclosure